EXHIBITS 23.0




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-43593 of Lithia Motors, Inc. on Form 2-8 of our report dated May 12, 1999 appearing in this Annual Report on Form 11-K of the Lithia Motors, Inc. Salary Reduction Profit Sharing Plan Trust for the year ended December 31, 1998.


/s/ Moss Adams LLP
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Moss Adams LLP
Medford, Oregon
June 30, 1999